Exhibit 10.4

Execution Version

UNIT PURCHASE AGREEMENT

BY AND AMONG

ARC LOGISTICS PARTNERS LP

AND

THE PURCHASERS NAMED HEREIN

ii

Section 7.9	Governing Law	25
Section 7.10	Execution in Counterparts	25
Section 7.11	Termination	25
Section 7.12	Recapitalization, Exchanges, etc. Affecting the Purchased Units	26

Schedule A — List of Purchasers and Commitment Amounts
Schedule 7.6 — Notice and Contact Information

Exhibit A —	Form of Legal Opinion
Exhibit B —	Form of Registration Rights Agreement
Exhibit C —	Arc Logistics Officers’ Certificate
Exhibit D —	Purchaser Officer’s Certificate

iii

UNIT PURCHASE AGREEMENT

UNIT PURCHASE AGREEMENT, dated as of February 19, 2015 (this “Agreement”), by and among ARC LOGISTICS PARTNERS LP, a Delaware limited partnership (“Arc Logistics” or the “Partnership”), and each of the Purchasers listed in Schedule 2.1 attached hereto (a “Purchaser” and, collectively, the “Purchasers”).

WHEREAS, contemporaneous with the execution of this Agreement, Arc Terminals Joliet Holdings LLC, a Delaware limited liability company, (“JBBR Buyer”) is entering into a membership interest purchase agreement (the “JBBR Purchase Agreement”) to acquire from CenterPoint Properties Trust, a Maryland real estate investment trust (the “JBBR Acquisition”), all of the issued and outstanding membership interests of Joliet Bulk, Barge & Rail LLC, a Delaware limited liability company (“JBBR”), upon the terms and conditions and for the consideration set forth in the JBBR Purchase Agreement;

WHEREAS, contemporaneously with the consummation of the transactions contemplated by the JBBR Purchase Agreement, each of the Partnership and GE will own a 60% and 40% membership interest, respectively, in JBBR Buyer; and each of the Partnership and GE have agreed to provide its respective portion of the cash necessary for JBBR Buyer to fund the JBBR Acquisition;

WHEREAS, the Partnership desires to partially finance its respective portion of the cash necessary for JBBR Buyer to fund the JBBR Acquisition through the issuance and sale of certain common units representing limited partner interests in the Partnership (“Common Units”) to the Purchasers, and the Purchasers desire to purchase certain Common Units from the Partnership, each in accordance with the provisions of this Agreement;

WHEREAS, the Partnership and the Purchasers will contemporaneously with the Closing enter into a registration rights agreement (the “Registration Rights Agreement”), substantially in the form attached hereto as Exhibit B, pursuant to which the Partnership will provide the Purchasers with certain registration rights with respect to the Common Units acquired pursuant to this Agreement; and

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Partnership and each of the Purchasers, severally and not jointly, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Affiliate” means, with respect to a specified Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” shall have the meaning specified in the introductory paragraph.

“Arc Logistics” shall have the meaning specified in the introductory paragraph.

“Arc Logistics Credit Facility” means, the Second Amended and Restated Revolving Credit Agreement, dated November 12, 2013, by and among the Partnership, Arc Logistics LLC, Arc Terminals Holdings LLC, as Borrower, the Lenders thereto and SunTrust Bank, as Administrative Agent, as amended by that certain First Amendment to the Second Amended and Restated Revolving Credit Agreement and Amended and Restated Guaranty and Security Agreement, dated as of January 21, 2014.

“Board of Directors” means the board of directors of the General Partner.

“Business Day” means a day other than (a) a Saturday or Sunday or (b) any day on which banks located in New York, New York are authorized or obligated to close.

“Closing” shall have the meaning specified in Section 2.2.

“Closing Date” shall have the meaning specified in Section 2.2.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commission” means the United States Securities and Exchange Commission.

“Commitment Amount” means, with respect to a particular Purchaser, the amount set forth opposite such Purchaser’s name under the column titled “Commitment Amount” set forth on Schedule A hereto.

“Commitment Fee” means a fee to be paid in cash by the Partnership on the termination of this Agreement in accordance with Section 7.11 to each Purchaser equal to 1.0% of each Purchaser’s respective Commitment Amount.

“Common Unit Price” means $17.00 per unit, as adjusted in accordance with Section 2.1(b).

“Common Units” shall have the meaning specified in the recitals.

“Delaware LLC Act” means the Delaware Limited Liability Company Act.

“Delaware LP Act” means the Delaware Revised Uniform Limited Partnership Act.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Form 8-K Filing” shall have the meaning specified in Section 5.2.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“GE” means GE Energy Financial Services, Inc. or an affiliate thereof.

“General Partner” means Arc Logistics GP LLC, a Delaware limited liability company and the general partner of Arc Logistics.

“Governmental Authority” means, with respect to a particular Person, the country, state, county, city and political subdivisions in which such Person or such Person’s Property is located or that exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authorities that exercise valid jurisdiction over any such Person or such Person’s Property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, the Partnership and the Partnership Subsidiaries or any of their Property or any of the Purchasers.

“GP Interest” shall have the meaning specified in Section 3.2.

“Incentive Distribution Rights” shall have the meaning specified in the Partnership Agreement.

“Indemnified Party” shall have the meaning specified in Section 6.3.

“Indemnifying Party” shall have the meaning specified in Section 6.3.

“Interim Investors Agreement” means the Interim Agreement, dated as of the date hereof, entered into by and among JBBR Buyer, the Partnership and GE in connection with the transactions contemplated by the JBBR Purchase Agreement.

“JBBR” shall have the meaning specified in the recitals.

“JBBR Acquisition” shall have the meaning specified in the recitals.

“JBBR Buyer” shall have the meaning specified in the recitals.

“JBBR Purchase Agreement” shall have the meaning specified in the recitals.

“Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.

“Lightfoot Registration Rights Agreement” means the Registration Rights Agreement, dated as of November 12, 2013, by and between the Partnership and Lightfoot Capital Partners, LP, a Delaware limited partnership.

“NYSE” means The New York Stock Exchange, Inc.

“Operative Documents” means, collectively, this Agreement, the Registration Rights Agreement and any amendments, supplements, continuations or modifications thereto.

“Outstanding” shall have the meaning specified in the Partnership Agreement.

“Partnership” shall have the meaning specified in the introductory paragraph.

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of November 12, 2013.

“Partnership Entities” and each a “Partnership Entity” means the General Partner, the Partnership and each of the Partnership Subsidiaries.

“Partnership Financial Statements” shall have the meaning specified in Section 3.6.

“Partnership Material Adverse Effect” means any material adverse effect on (a) the condition (financial or otherwise), prospects, earnings, business or properties of the Partnership Entities, taken as a whole, whether or not arising from transactions in the ordinary course of business or (b) the ability of the Partnership to perform its obligation under the Operative Documents.

“Partnership Related Parties” shall have the meaning specified in Section 6.2.

“Partnership SEC Documents” shall have the meaning specified in Section 3.14.

“Partnership Subsidiaries” and each a “Partnership Subsidiary” means Arc Logistics LLC, Arc Terminals Holdings LLC, Arc Terminals New York Holdings, LLC, Arc Terminals Mobile Holdings, LLC, Blakely Logistics, LLC, Arc Terminals Mississippi Holdings LLC and JBBR Buyer.

“Party” or “Parties” means the Partnership and the Purchasers, individually or collectively, as the case may be.

“Person” means any individual, corporation, company, voluntary association, partnership, trust, limited liability company, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

“Per Unit Capital Amount” shall have the meaning specified in the Partnership Agreement.

“Placement Agent” means Barclays Capital Inc. and SunTrust Robinson Humphrey, Inc.

“Placement Agent Fees” means the fees that the Partnership is obligated to pay to the Placement Agent upon the closing of the transactions contemplated by this Agreement.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Purchased Units” means, with respect to a particular Purchaser, the number of Common Units equal to the aggregate Commitment Amount set forth opposite such Purchaser’s name under the column titled “Commitment Amount” set forth on Schedule A hereto divided by the Common Unit Price.

“Purchaser” and “Purchasers” shall have the meaning specified in the introductory paragraph.

“Purchaser Material Adverse Effect” means any material adverse effect on (a) the ability of a Purchaser to meet its obligations under this Agreement or the Registration Rights Agreement on a timely basis or (b) the ability of a Purchaser to consummate the transactions under this Agreement or the Registration Rights Agreement.

“Purchaser Related Parties” shall have the meaning specified in Section 6.1.

“Registration Rights Agreement” means the Registration Rights Agreement, substantially in the form attached to this Agreement as Exhibit B, to be entered into at the Closing, among the Partnership and the Purchasers.

“Representatives” of any Person means the officers, managers, directors, employees, agents and other representatives of such Person.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Short Sales” means, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and forward sale contracts, options, puts, calls, short sales, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements, and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

“Subsidiary” has the meaning set forth in Rule 405 of the rules and regulations promulgated under the Securities Act. For the avoidance of doubt, the entities to be acquired, directly or indirectly, by JBBR Buyer pursuant to the JBBR Purchase Agreement shall not be deemed to be Subsidiaries of the Partnership for purposes of this Agreement.

“Subordinated Units” shall have the meaning specified in the Partnership Agreement.

“SunTrust Bank Commitment Letter” means that letter agreement, including the annexes attached thereto, dated February 18, 2015 among SunTrust Bank and SunTrust Robinson Humphrey, Inc. and Arc Terminals Holdings LLC relating to the Partnership’s financing, in part, of the JBBR Acquisition.

“Unrealized Gain” shall have the meaning specified in the Partnership Agreement.

“Walled Off Person” shall have the meaning specified in Section 4.12.

ARTICLE II

SALE AND PURCHASE

Section 2.1 Sale and Purchase.

(a) Subject to the terms and conditions of this Agreement, at the Closing, the Partnership hereby agrees to issue and sell to each Purchaser, and each Purchaser hereby agrees, severally and not jointly, to purchase from the Partnership, its respective Purchased Units, and each Purchaser agrees, severally and not jointly, to pay the Partnership the Common Unit Price for each Purchased Unit, in each case as set forth in Section 2.1(b). The respective obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Except as otherwise provided herein, the failure or waiver of performance under this Agreement by any Purchaser, or on its behalf, does not excuse performance by any other Purchaser or by the Partnership with respect to the other Purchasers. Nothing contained herein and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Except as otherwise provided in this Agreement or in the Registration Rights Agreement, each Purchaser shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement or out of the Registration Rights Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. It is expressly understood and agreed that each provision contained in this Agreement is between the Partnership and a Purchaser, solely, and not between the Partnership and the Purchasers collectively and not between and among the Purchasers.

(b) If the Closing Date is after the record date for the distribution to the Partnership’s holders of Common Units with respect to the quarter ending March 31, 2015, the Common Unit Price shall be reduced by an amount equal to such per unit distribution and the number of Common Units to be issued to each Purchaser shall be adjusted accordingly and Schedule A shall be updated.

Section 2.2 Closing. Subject to the terms and conditions hereof, the consummation of the purchase and sale of the Purchased Units hereunder (the “Closing”) shall take place at the offices of Vinson & Elkins L.L.P., 666 Fifth Avenue, 26th Floor, New York, New York 10103 and concurrently with the closing of the JBBR Acquisition (the date of such closing, the “Closing Date”).

Section 2.3 Conditions to the Closing.

(a) Mutual Condition. The respective obligations of each Party to consummate the purchase and issuance and sale of the Purchased Units shall be subject to the satisfaction on or prior to the Closing Date of the condition (which condition may be waived by a particular Party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law) that no Law shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Authority of competent jurisdiction that temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal.

(b) Each Purchaser’s Conditions. The respective obligation of each Purchaser to consummate the purchase of its Purchased Units shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a particular Purchaser on behalf of itself in writing with respect to its Purchased Units, in whole or in part, to the extent permitted by applicable Law):

(i) the Partnership shall have performed and complied with the covenants and agreements contained in this Agreement in all material respects that are required to be performed and complied with by the Partnership on or prior to the Closing Date;

(ii) the representations and warranties of the Partnership contained in this Agreement that are qualified by materiality or Partnership Material Adverse Effect shall be true and correct when made and as of the Closing Date and all other representations and warranties of the Partnership shall be true and correct in all material respects when made and as of the Closing Date, in each case as though made at and as of the Closing Date (except that representations and warranties made as of a specific date shall be required to be true and correct as of such date only, it being expressly understood and agreed that representations and warranties made “As of the date hereof” or “As of the date of this Agreement” or a similar phrase are made as of February 19, 2015, and will not be required to be true and correct as of the Closing Date);

(iii) the Partnership shall have submitted to the NYSE a Supplemental Listing Application with respect to the Purchased Units, and no notice of delisting from the NYSE shall have been received by the Partnership with respect to the Common Units;

(iv) the Partnership shall have delivered, or caused to be delivered, to the Purchasers at the Closing the Partnership’s closing deliveries described in Section 2.4 of this Agreement;

(v) concurrently with the Closing, the closing of the JBBR Acquisition shall occur in all material respects in accordance with the terms of the JBBR Purchase Agreement, after giving effect to any modifications, amendments, consents or waivers thereto other than those modifications, amendments, consents or waivers that are materially adverse to, in the case of such Purchaser, the interests of such Purchaser in its capacity as a holder of the Purchased Units to be purchased by it hereunder unless consented to in writing by such Purchaser; provided that any reduction in the purchase price of, or consideration for, the JBBR Acquisition by no more than 10% shall be deemed not to be materially adverse to such Purchaser so long as 60% of such reduction is applied on a dollar-for-dollar basis to reduce the aggregate amount of the commitments in respect of the senior credit facility to be funded by the lenders under the SunTrust Bank Commitment Letter; and

(vi) concurrently with the Closing, the lenders under, and pursuant to, the SunTrust Bank Commitment Letter have funded the senior credit facility in all material respects in accordance with the SunTrust Bank Commitment Letter.

(c) Arc Logistics’s Conditions. The obligation of the Partnership to consummate the issuance and sale of the Purchased Units to each of the Purchasers shall be subject to the satisfaction on or prior to the Closing Date of the following conditions with respect to each Purchaser individually and not the Purchasers jointly (any or all of which may be waived by the Partnership in writing, in whole or in part, to the extent permitted by applicable Law):

(i) each Purchaser shall have performed and complied with the covenants and agreements contained in this Agreement in all material respects that are required to be performed and complied with by that Purchaser on or prior to the Closing Date;

(ii) the representations and warranties of each Purchaser contained in this Agreement that are qualified by materiality or Purchaser Material Adverse Effect shall be true and correct when made and as of the Closing Date and all other representations and warranties of each Purchaser shall be true and correct in all material respects when made and as of the Closing Date, in each case as though made at and as of the Closing Date (except that representations and warranties made as of a specific date shall be required to be true and correct as of such date only it being expressly understood and agreed that representations and warranties made “As of the date hereof” or “As of the date of this Agreement” or a similar phrase are made as of February 19, 2015, and will not be required to be true and correct as of the Closing Date);

(iii) each Purchaser shall have delivered, or caused to be delivered, to the Partnership at the Closing such Purchaser’s closing deliveries described in Section 2.5 of this Agreement; and

(iv) the closing of the JBBR Acquisition shall occur concurrently with the Closing.

Section 2.4 Arc Logistics Deliveries. At the Closing, subject to the terms and conditions of this Agreement, the Partnership will deliver, or cause to be delivered, to each Purchaser:

(a) evidence of the Purchased Units credited to book-entry accounts maintained by the transfer agent, bearing the legend or restrictive notation set forth in Section 4.11, all free and clear of any Liens, encumbrances or interests of any other party, other than transfer restrictions under the Partnership Agreement and applicable federal and state securities laws;

(b) opinion or opinions addressed to the Purchasers from Vinson & Elkins L.L.P. as outside legal counsel to the Partnership and/or from the General Counsel of the General Partner dated the Closing Date, substantially similar in substance to the form of opinion attached to this Agreement as Exhibit A;

(c) the Registration Rights Agreement in substantially the form attached to this Agreement as Exhibit B, which shall have been duly executed by the Partnership;

(d) the Officer’s Certificate substantially in the form attached to this Agreement as Exhibit C;

(e) a certificate of the Secretary or Assistant Secretary of the General Partner, on behalf of the Partnership, certifying as to (1) the Certificate of Limited Partnership of the Partnership and the Partnership Agreement, (2) board resolutions authorizing the execution and delivery of the Operative Documents and the consummation of the transactions contemplated thereby, including the issuance of the Purchased Units and (3) its incumbent officers authorized to execute the Operative Documents, setting forth the name and title and bearing the signatures of such officers;

(f) a certificate dated as of a recent date of the Secretary of State of the State of Delaware with respect to the due organization and good standing in the State of Delaware of the Partnership; and

(g) a cross-receipt, dated the Closing Date, executed by the Partnership and delivered to each Purchaser to the effect that the Partnership has received the Commitment Amount with respect to the Purchased Units issued and sold to such Purchaser.

Section 2.5 Purchaser Deliveries. At the Closing, subject to the terms and conditions of this Agreement, each Purchaser will deliver, or cause to be delivered, to the Partnership against delivery of its Purchased Units:

(a) payment to the Partnership of the Commitment Amount set forth opposite such Purchaser’s name under the column titled “Commitment Amount” on Schedule A hereto by wire transfer of immediately available funds to an account designated by the Partnership in writing at least two (2) Business Days (or such shorter period as shall be agreeable to all Parties hereto) prior to the Closing;

(b) the Registration Rights Agreement in substantially the form attached to this Agreement as Exhibit B, which shall have been duly executed by such Purchaser; and

(c) an Officer’s Certificate substantially in the form attached to this Agreement as Exhibit D.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP

The Partnership represents and warrants to each of the Purchasers as follows:

Section 3.1 Existence. Each of the Partnership Entities has been duly formed and is validly existing as a limited partnership or limited liability company, as applicable, in good standing under the Laws of the jurisdiction in which it was formed or organized with full power and authority to own or lease and to operate its properties owned or leased and to conduct the business in which it is engaged, in each case, with respect to the Partnership Entities other than JBBR Buyer, in all material respects as described in the Partnership SEC Documents. Each of the Partnership Entities is duly registered or qualified to transact business as a foreign entity, as applicable, and is in good standing under the laws of each jurisdiction which requires such registration or qualification, except where the failure to be so registered or qualified would not reasonably be expected to have a Partnership Material Adverse Effect.

Section 3.2 Capitalization and Valid Issuance of Purchased Units.

(a) On the Closing Date, the Purchased Units shall have those rights, preferences, privileges and restrictions governing the Common Units as set forth in the Partnership Agreement.

(b) The General Partner is the sole general partner of the Partnership and owns a non-economic general partner interest in the Partnership (the “GP Interest”); such GP Interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such GP Interest free and clear of all Liens.

(c) As of the date hereof, the issued and outstanding limited partner interests of the Partnership consist of 6,867,950 Common Units, 6,081,081 Subordinated Units and the Incentive Distribution Rights. All outstanding Common Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required by applicable Law and the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(d) The Purchased Units to be issued and sold by the Partnership to each Purchaser hereunder, and the limited partner interests represented thereby, have been, or prior to the Closing Date will be, duly authorized by the Partnership pursuant to the Partnership Agreement and, when issued and delivered to such Purchaser against payment therefor in accordance with the terms of this Agreement, will be validly issued in accordance with the Partnership Agreement, fully paid (to the extent required by applicable Law and the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(e) The Common Units are listed on the NYSE, and the Partnership has not received any notice of delisting. The issuance and sale of the Purchased Units will not contravene NYSE rules and regulations.

Section 3.3 No Preemptive Rights or Registration Rights.

(a) There are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any Common Units or other limited partnership or membership interests of the Partnership or any of the Partnership Subsidiaries, in each case pursuant to any other agreement or instrument to which any of such Persons is a party or by which any one of them may be bound, except (a) as set forth in the Partnership Agreement or in the partnership agreement, limited liability company agreement, certificate of limited partnership, certificate of formation, conversion or other constituent document, as applicable, of the Partnership Subsidiaries, (b) as provided in the Operative Documents (including Section 5.6 hereof) or in the Arc Logistics Credit Facility, (c) for awards issued under the Arc Logistics GP LLC Long-Term Incentive Plan or (d) in the case of JBBR Buyer, for the right of GE to subscribe for 40% of the equity interests in, and the voting and transfer restrictions and preemptive rights applicable to each member’s membership interests in, JBBR Buyer pursuant to or as contemplated by the Interim Investors Agreement.

(b) Neither the execution of this Agreement, nor the issuance of the Purchased Units as contemplated by this Agreement, gives rise to any rights for or relating to the registration of any securities of the Partnership, other than pursuant to the Registration Rights Agreement or the Lightfoot Registration Rights Agreement. There are no other rights for or relating to the registration of any securities of the Partnership outstanding, other than the registration rights granted pursuant to the Registration Rights Agreement and the Lightfoot Registration Rights Agreement or the registration rights granted in connection with the Common Units issued in accordance with Section 5.6.

Section 3.4 Partnership Subsidiaries.

As of the date hereof, all of the issued and outstanding equity interests of each of the Partnership Subsidiaries are owned, directly or indirectly, by the Partnership; such equity interests have been duly authorized and validly issued in accordance with partnership agreement, limited liability company agreement, certificate of limited partnership, certificate of formation, conversion or other constituent document, as applicable (collectively, the “Organizational Documents”) of each of the Partnership Subsidiaries and are fully paid (to the extent required by applicable Law or in the Organizational Documents of the Partnership Subsidiaries, as applicable) and nonassessable (except as nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act and Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and such equity interests are owned free and clear of all Liens except (i) as provided for in the Arc Logistics Credit Facility or the Organizational Documents of the Partnership Subsidiaries, as applicable, and (ii) in the case of JBBR Buyer as of the Closing Date, forty percent (40%) of the equity interests therein shall be owned by GE.

Section 3.5 Authority. As of the date hereof, the Partnership has all requisite power and authority to execute and deliver this Agreement and perform its respective obligations hereunder and to issue, sell and deliver the Purchased Units, in accordance with and upon the terms and conditions set forth in this Agreement and the Partnership Agreement. On the Closing Date, all general and limited partnership action, as the case may be, required to be taken by the Partnership or any of its partners for (a) the authorization, issuance, sale and delivery of the Purchased Units, (b) the execution and delivery of the Operative Documents by the Partnership and (c) the consummation of the transactions contemplated by this Agreement and the other Operative Documents shall have been validly taken.

Section 3.6 Due Authorization. On the Closing Date, each of the Operative Documents will have been duly authorized, executed and delivered by the Partnership and, assuming due authorization of the Purchasers, will be a valid and legally binding agreement of the Partnership enforceable against the Partnership in accordance with its terms; provided, that the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided, further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable Laws and public policy.

Section 3.7 JBBR Purchase Agreement.

(a) The JBBR Purchase Agreement has been duly authorized, executed and delivered by (i) JBBR Buyer and (ii) to the knowledge of the Partnership, all other parties thereto. Assuming the due authorization of the parties thereto other than JBBR Buyer, the JBBR Purchase Agreement constitutes a valid and legally binding agreement of JBBR Buyer enforceable against JBBR Buyer in accordance with its terms; provided that the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided, further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable Laws and public policy.

(b) Prior to the execution and delivery hereof by the Purchasers, The Partnership has provided the Purchasers with, or made available to the Purchasers, a correct and complete copy of the JBBR Purchase Agreement (other than exhibits and schedules except to the extent they will be filed with the Commission within four days of the date hereof).

Section 3.8 Insurance. As of the date hereof, the Partnership and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged. As of the date hereof, the Partnership does not have any reason to believe that it or any Subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

Section 3.9 No Default. As of the date hereof, none of the Partnership Entities is in violation or default of (i) any provision of its respective formation or governing documents and (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party, by which it is bound or to which its property is subject, except, in the case of clause (ii) , as would not reasonably be expected to have, individually or in the aggregate, a Partnership Material Adverse Effect.

Section 3.10 No Conflict. None of (a) the offering, issuance or sale by the Partnership of the Purchased Units and the application of the proceeds therefrom, (b) the execution, delivery and performance of this Agreement and the other Operative Documents by the Partnership or (c) the consummation of the transactions contemplated by this Agreement and the other Operative Documents (i) conflicts or will conflict with, or constitutes or will constitute a violation of the Organizational Documents of any of the Partnership Entities, as the case may be, (ii) conflicts or will conflict with, or constitutes or will constitute a breach or violation of, or a default under (or an event that, with notice or lapse of time or both would constitute such a default), the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any Partnership Entity is a party or bound or to which any of its properties is subject, (iii) assuming the accuracy of the representations and warranties of the Purchasers contained herein and their compliance with the covenants contained herein, violates or will violate any statute, law, rule, regulation, judgment, order, decree or injunction of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any Partnership Entity or any of its properties in a proceeding to which such Partnership Entity or its property is a party or (iv) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Entities (other than Liens pursuant to the Arc Logistics Credit Facility) which conflicts, breaches, violations, defaults or Liens, in the case of clauses (ii), (iii) or (iv), would reasonably be expected to have a Partnership Material Adverse Effect.

Section 3.11 Compliance with Laws. As of the date hereof, none of the Partnership Entities is in violation of any judgment, decree or order or any Law applicable to the Partnership Entities, except as would not, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect. As of the date hereof, the Partnership Entities possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect, and none of the Partnership Entities has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, except where such potential revocation or modification would not, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect.

Section 3.12 Approvals. Except as contemplated by this Agreement or as required by the Commission in connection with the Partnership’s obligations under the Registration Rights Agreement, no authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority in connection with the execution, delivery or performance by the Partnership of any of the Operative Documents is required, except (a) as may be required under the state securities or “Blue Sky” Laws, (b) for such consents, approvals and waivers as have been obtained or will be obtained by Closing or (c) where the failure to receive such authorization, consent, approval, waiver, license, qualification or written exemption from, or to make such filing, declaration, qualification or registration would not, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect.

Section 3.13 No Material Adverse Effect. As of the date hereof, since September 30, 2014, there has been no change, event, occurrence, effect, fact, circumstance or condition that has had or would reasonably be expected to have a Partnership Material Adverse Effect.

Section 3.14 Arc Logistics SEC Documents. The Partnership has filed timely with the Commission all forms, registration statements, reports, schedules and statements required to be filed by it under the Exchange Act or the Securities Act (all such documents filed on or prior to the date of this Agreement, collectively, the “Partnership SEC Documents”). The Partnership SEC Documents, including, without limitation, any audited or unaudited financial statements and any notes thereto or schedules included therein (the “Partnership Financial Statements”), at the time filed (in the case of registration statements, solely on the dates of effectiveness) (except to the extent corrected by a subsequently filed Partnership SEC Document filed prior to the date hereof) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of any prospectus, in light of the circumstances under which they were made) not misleading, (ii) complied as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as applicable, and (b) in the case of the Partnership Financial Statements, (i) complied as to form in all material respects with applicable accounting requirements under the Exchange Act or the Securities Act, as applicable, (ii) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by Form 10-Q of the Commission) and (iii) fairly present (subject in the case of unaudited financial statements to normal, recurring and year-end audit adjustments) in all material respects the financial position, results of its operations and cash flows of the entities purported to be shown thereby at the respective dates or for the periods indicated.

Section 3.15 Independent Accounting Firm. PricewaterhouseCoopers LLP is an independent registered public accounting firm with respect to the Partnership within the meaning of the Securities Act and the Public Company Accounting Oversight Board.

Section 3.16 Litigation. As of the date hereof, except as set forth in the Partnership SEC Documents, there is no action, suit or proceeding by or before any Governmental Authority involving any of the Partnership Entities or their property is pending or, to the knowledge of the Partnership, threatened that would reasonably be expected to result in a Partnership Material Adverse Effect.

Section 3.17 Internal Accounting Controls. As of the date hereof, the Partnership and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (c) access to assets is permitted only in accordance with management’s general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. As of the date hereof, the internal accounting controls of each of the Partnership and its Subsidiaries are effective and the Partnership is not aware of any material weakness in their internal accounting controls.

Section 3.18 MLP Status. The Partnership is properly treated as a partnership for United States federal income tax purposes and more than 90% of the Partnership’s current gross income is qualifying income under 7704(d) of the Code.

Section 3.19 Investment Company Status. The Partnership is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 3.20 No Registration Required. Assuming the accuracy of the representations and warranties of each of the Purchasers contained in this Agreement, the sale and issuance of the Purchased Units pursuant to this Agreement are exempt from the registration requirements of the Securities Act, and neither the Partnership nor any authorized Representative acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

Section 3.21 Certain Fees. Except for the Placement Agent Fees, no fees or commissions are or will be payable by the Partnership to brokers, finders or investment bankers with respect to the sale of any of the Purchased Units or the consummation of the transactions contemplated by this Agreement.

Section 3.22 No Side Agreements. Except for the confidentiality agreements, this Agreement and the Registration Rights Agreement, there are no other agreements by, among or between the Partnership or any of its Affiliates, on the one hand, and any of the Purchasers or their Affiliates, on the other hand, with respect to the transactions contemplated hereby nor promises or inducements for future transactions between or among any of such parties.

Section 3.23 Form S-3 Eligibility. The Partnership has been, since the time of filing its most recent Form S-3 Registration Statement, and continues to be, eligible to use Form S-3.

Section 3.24 No Integration. Neither the Partnership nor any of its Affiliates have, directly or indirectly through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Securities Act) that is or will be integrated with the sale of the Purchased Units in a manner that would require registration under the Securities Act.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER

Each Purchaser, severally and not jointly, represents and warrants to the Partnership with respect to itself as follows:

Section 4.1 Existence. Such Purchaser is duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization with full power and authority to own or lease and to operate its Properties owned or leased and to conduct the business in which it is engaged.

Section 4.2 Authority. Such Purchaser has all requisite power and authority to execute and deliver this Agreement and perform its obligations hereunder. On the Closing Date, all partnership, limited liability company and corporate action, as the case may be, required to be taken by such Purchaser or any of its partners, members or shareholders, as the case may be, for (a) the execution and delivery of each of the Operative Documents and (b) the consummation of the transactions contemplated by this Agreement and the other Operative Documents shall have been validly taken.

Section 4.3 Due Authorization. On the Closing Date, each of the Operative Documents will have been duly authorized, executed and delivered by such Purchaser, and, assuming due authorization of the Partnership, will be a valid and legally binding agreement of such Purchaser, enforceable against such Purchaser in accordance with its terms; provided, that the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided, further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable Laws and public policy.

Section 4.4 No Conflicts. None of (a) the execution, delivery and performance of this Agreement and the other Operative Documents by such Purchaser or (b) the consummation of the transactions contemplated by this Agreement and the other Operative Documents (i) conflicts or will conflict with, or constitutes or will constitute a violation of the Organizational Documents of such Purchaser, (ii) conflicts or will conflict with, or constitutes or will constitute a breach or violation of, or a default under (or an event that, with notice or lapse of time or both would constitute such a default), the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which such Purchaser is a party or bound or to which any of its properties is subject, (iii) violates or will violate any statute, law, rule, regulation, judgment, order, decree or injunction of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over such Purchaser or any of its properties in a proceeding to which such Purchaser or its property is a party or (iv) results or will result in the creation or imposition of any Lien upon any property or assets of such Purchaser which conflicts, breaches, violations, defaults or Liens, in the case of clauses (ii), (iii) or (iv), would reasonably be expected to have a Purchaser Material Adverse Effect.

Section 4.5 Certain Fees. No fees or commissions are or will be payable by such Purchaser to brokers, finders or investment bankers with respect to the purchase or sale of any of its Purchased Units or the consummation of the transactions contemplated by this Agreement.

Section 4.6 No Side Agreements. Except for the confidentiality agreements, this Agreement and the Registration Rights Agreement entered into by and between such Purchaser and the Partnership, there are no other agreements by, among or between the Partnership or its Affiliates, on the one hand, and such Purchaser or its Affiliates, on the other hand, with respect to the transactions contemplated hereby, nor promises or inducements for future transactions between or among any of such parties.

Section 4.7 Investment. The Purchased Units are being acquired for such Purchaser’s own account, the account of its Affiliates or the accounts of clients for whom such Purchaser exercises discretionary investment authority (all of whom such Purchaser hereby represents and warrants are “qualified institutional buyers” within the meaning of Rule 144A promulgated by the Securities and Exchange Commission pursuant to the Securities Act or “accredited investors” within the meaning of Rule 501(a) of Regulation D promulgated by the Commission pursuant to the Securities Act), not as a nominee or agent, and with no present intention of distributing the Purchased Units or any part thereof, and such Purchaser has no present intention of selling or granting any participation in or otherwise distributing the same in any transaction in violation of the securities Laws of the United States of America or any state, without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of the Purchased Units under a registration statement under the Securities Act and applicable state securities Laws or under an exemption from such registration available thereunder (including, without limitation, if available, Rule 144 promulgated thereunder). If such Purchaser should in the future decide to dispose of any of the Purchased Units, such Purchaser understands and agrees (a) that it may do so only (i) in compliance with the Securities Act and applicable state securities Law, as then in effect, or pursuant to an exemption therefrom or (ii) in the manner contemplated by any registration statement pursuant to which such securities are being offered, and (b) that stop-transfer instructions to that effect will be in effect with respect to such securities.

Section 4.8 Nature of Purchaser. Such Purchaser represents and warrants to, and covenants and agrees with, the Partnership that (a) it is a “qualified institutional buyer” within the meaning of Rule 144A promulgated by the Securities and Exchange Commission pursuant to the Securities Act or an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated by the Commission pursuant to the Securities Act and (b) by reason of its business and financial experience it has such knowledge, sophistication and experience in making similar investments and in business and financial matters generally so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Units, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment.

Section 4.9 Receipt of Information. Such Purchaser acknowledges that it has (a) had access to the Partnership SEC Documents, (b) had access to information regarding the JBBR Acquisition and its potential effect on the Partnership’s operations and financial results and (c) been provided a reasonable opportunity to ask questions of and receive answers from Representatives of the Partnership regarding such matters including matters with respect to the JBBR Acquisition.

Section 4.10 Restricted Securities. Such Purchaser understands that the Purchased Units it is purchasing are characterized as “restricted securities” under the federal securities Laws inasmuch as they are being acquired from the Partnership in a transaction not involving a public offering and that under such Laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, such Purchaser represents that it is knowledgeable with respect to Rule 144 of the Commission promulgated under the Securities Act.

Section 4.11 Legend. Such Purchaser understands that the book-entry account maintained by the transfer agent evidencing ownership of the Purchased Units will bear the legend or restrictive notation required by the Partnership Agreement as well as the following legend or restrictive notation: “These securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). These securities may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under the Securities Act or pursuant to an exemption from registration thereunder, in each case in accordance with all applicable securities laws of the states or other jurisdictions, and, in the case of a transaction exempt from registration, such securities may only be transferred if the transfer agent for such securities has received documentation satisfactory to it that such transaction does not require registration under the Securities Act.”

Section 4.12 Short Selling. Such Purchaser represents that it has not entered into any Short Sales of the Common Units owned by it since the time it first began discussions with the Partnership or the Placement Agent about the transactions contemplated by this Agreement; provided, however, subject to such Purchaser’s compliance with its obligations under the U.S. federal securities laws and its internal policies, the above shall not apply, in the case of a Purchaser that is a large multi-unit investment or commercial banking organization, to activities in the normal course of trading units of such Purchaser; provided, further, that subject to such Purchaser’s compliance with its obligations under the U.S. federal securities laws and its internal policies: (a) such Purchaser, for purposes hereof, shall not be deemed to include any employees, subsidiaries or Affiliates that are effectively walled off by appropriate “Chinese Wall” information barriers approved by such Purchaser’s legal or compliance department (and thus have not been privy to any information concerning this transaction) (a “Walled Off Person”) and (b) the foregoing representations in this paragraph shall not apply to any transaction by or on behalf of such Purchaser that was effected by a Walled Off Person in the ordinary course of trading without the advice or participation of such Purchaser or receipt of confidential or other information regarding this transaction provided by such Purchaser to such entity.

ARTICLE V

COVENANTS

Section 5.1 Taking of Necessary Action. Each of the Parties hereto shall use its commercially reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable Law and regulations to consummate and make effective the transactions between the Partnership and the Purchasers contemplated by this Agreement related specifically to the acquisition of the Purchased Units; provided, that nothing contained herein shall require the Partnership to consummate the JBBR Acquisition. Without limiting the foregoing, the Partnership and each Purchaser shall use its commercially reasonable efforts to make all filings and obtain all consents of Governmental Authorities that may be necessary or, in the reasonable opinion of the Purchasers or the Partnership, as the case may be, advisable for the consummation of the transactions contemplated by this Agreement and the other Operative Documents.

Section 5.2 Disclosure; Interim Public Filings. The Partnership shall, as soon as practicable following execution of this Agreement, issue a press release disclosing all material terms of the transactions contemplated herein and in the other Operative Documents. On or before the fourth Business Day following the date hereof, the Partnership shall file a Current Report on Form 8-K with the Commission (the “Form 8-K Filing”) describing the terms of the transactions contemplated by the Operative Documents and the JBBR Purchase Agreement and including as exhibits to the Form 8-K the Operative Documents and the JBBR Purchase Agreement, in the form required by the Exchange Act.

Section 5.3 Use of Proceeds. The Partnership shall use the collective proceeds from the sale of the Purchased Units to partially finance the JBBR Acquisition. If the transactions contemplated by the JBBR Purchase Agreement are not closed concurrently with the Closing or within two Business Days thereafter or if any of the conditions set forth in Section 2.4 have not been satisfied and a Purchaser paid its Commitment Amount in advance of the Closing, the

Partnership shall return the Commitment Amount paid to the Partnership to the applicable Purchasers within two Business Days of receipt thereof and the transfer agent shall thereafter cancel the Purchased Units.

Section 5.4 Certain Special Allocations of Book and Taxable Income. To the extent that the Common Unit Price differs from the Per Unit Capital Amount as of the Closing Date for a then Outstanding Common Unit after taking into account the issuance of the Purchased Units, the General Partner intends to specially allocate Partnership items of book and taxable income, gain, loss or deduction to the Purchasers so that the Per Unit Capital Amount with respect to their Purchased Units are equal to the Per Unit Capital Amounts with respect to other Common Units (and thus to assure fungibility of all Common Units). Such special allocations will occur upon the earlier to occur of any taxable period of the Partnership ending upon, or after, (i) an event described in Section 5.5(d) of the Partnership Agreement or a sale of all or substantially all of the assets of the Partnership occurring after the date of the issuance of the Purchased Units or (ii) the transfer of Purchased Units to a Person that is not an Affiliate of the Purchaser, in which case, such allocation shall be made only with respect to the Purchased Units so transferred. A Purchaser holding a Purchased Unit shall be required to provide notice to the General Partner of the transfer of a Purchased Unit to a Person that is not an Affiliate of the Purchaser no later than the last Business Day of the calendar year during which such transfer occurred, unless by virtue of the application of clause (i) above the General Partner has determined that the Purchased Units are consistent, on a per-unit basis, with the capital accounts of the other holders of Common Units other than Purchased Units; provided, that such Purchaser may cure any failure to provide such notice by providing such notice within 20 days of the last Business Day of such calendar year; provided, further, that the sole and exclusive remedy for any Purchaser’s failure to provide any such notice shall be the enforcement of the remedy of specific performance against such Purchaser and there will be no monetary damages. To the maximum extent permissible under the Partnership Agreement or under applicable law, including under the Treasury Regulations issued under Section 704(b) of the Internal Revenue Code, the special allocations resulting from clause (i) will be made through allocations of Unrealized Gain.

Section 5.5 Expenses. The Partnership shall pay up to $75,000 of legal fees of Latham & Watkins LLP, counsel to the Purchasers, incurred in connection with the negotiation, execution, delivery and performance of this Agreement and the Registration Rights Agreement and the transactions contemplated hereby and thereby, provided that any request for such payment is accompanied by a satisfactory written invoice for such expenses. If any action at law or equity is necessary to enforce or interpret the terms of any Operative Document, the prevailing Party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such Party may be entitled. Any legal fees of Latham & Watkins LLP in excess of $75,000 shall be paid pro rata by all the Purchasers in proportion to the aggregate number of Purchased Units purchased by each.

Section 5.6 Lock-Up Period. Without the consent of those Purchasers entitled to, or who are the holders of, a majority of the Purchased Units, the Partnership shall not offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Partnership, or any affiliated company of the Partnership) directly or indirectly, including through the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder with respect to, any Common Units or any securities convertible into, or exercisable, or exchangeable for, Common Units, or publicly announce an intention to effect any such transaction, during the period commencing on the date of this Agreement and ending on the date that is 90 days after the Closing Date (the “Restricted Period”), provided, however, that issuances of Common Units or any securities convertible into, or exercisable, or exchangeable for, Common Units pursuant to the Arc Logistics GP LLC Long-Term Incentive Plan or the Partnership’s Registration Statement required to be filed with the Commission pursuant to the Registration Rights Agreement, are excluded from the foregoing; and provided, further, that nothing contained in this Section 5.6 shall prohibit the Partnership from issuing Common Units during the Restricted Period provided that (i) such issuance occurs to fund (or to repay borrowings used to fund) an acquisition (including through the issuance of Common Units directly to a seller involved in such acquisition), (ii) the price per Common Unit (before underwriting discounts and commissions and offering expenses) to the investor(s) or seller, as the case may be, is equal to or greater than $18.00 per Common Unit and (iii) the Board of Directors of the General Partner has determined in good faith that the acquisition is expected to result in an increase, on a pro forma basis, in the amount of Distributable Cash Flow generated by the Partnership on a per-unit basis over the four succeeding quarter period (starting with the first full quarter following the closing of such acquisition) taken as a whole as compared to the anticipated Distributable Cash Flow per unit excluding the effect of the acquisition; for purposes of this Section 5.6, “Distributable Cash Flow” has the meaning assigned to that term in the Partnership’s Form 10-Q for the quarter ended September 30, 2014 as filed with the Commission.

Section 5.7 Amendment of the Terminal Services Agreement and TSA Amendment. During the period commencing on the date hereof and ending at the time of the Closing, the Partnership shall not, and shall not permit any of its Subsidiaries to, agree to the amendment or termination of (partially or completely), or consent to the waiver or relinquishment of any right under, the Terminal Services Agreement (as defined in the JBBR Purchase Agreement) or the TSA Amendment (as defined in the JBBR Purchase Agreement), to the extent the Partnership or such Subsidiary has the right to agree to such amendment or termination or the right to consent to the waiver or relinquishment of such right pursuant to the provisions of the JBBR Purchase Agreement, if such amendment, termination, consent, waiver or relinquishment would be materially adverse to the Partnership unless the Purchasers entitled to a majority of the Purchased Units consent in writing.

ARTICLE VI

INDEMNIFICATION, COSTS AND EXPENSES

Section 6.1 Indemnification by the Partnership. The Partnership agrees to indemnify each Purchaser and its Representatives (collectively, “Purchaser Related Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all reasonable costs, losses, liabilities, damages or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of or in any way related to the breach of any of the representations, warranties or covenants of the Partnership contained herein; provided that such claim for indemnification relating to a breach of a representation or warranty is made prior to the expiration of such representation or warranty; and provided further, that no Purchaser Related Party shall be entitled to recover special, consequential (including lost profits) or punitive damages. Notwithstanding anything to the contrary, consequential damages shall not be deemed to include diminution in value of the Purchased Units, which is specifically included in damages covered by Purchaser Related Parties indemnification.

Section 6.2 Indemnification by Purchasers. Each Purchaser agrees, severally and not jointly, to indemnify the Partnership and its respective Representatives (collectively, the “Partnership Related Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all reasonable costs, losses, liabilities, damages or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of or in any way related to the breach of any of the representations, warranties or covenants (other than Section 5.4) of such Purchaser contained herein; provided that such claim for indemnification relating to a breach of any representation or warranty is made prior to the expiration of such representation or warranty; and provided further, that no Partnership Related Party shall be entitled to recover special, consequential (including lost profits) or punitive damages; provided further, (a) that absent fraud, bad faith, gross negligence or willful misconduct on the part of a Purchaser and (b) other than with respect to any breach of the representations and warranties of Sections 4.7 and 4.8, in no event will such Purchaser be liable under this Section 6.2 for any amount in excess of its Commitment Amount.

Section 6.3 Indemnification Procedure. Promptly after any Partnership Related Party or Purchaser Related Party, as the case may be (hereinafter, the “Indemnified Party”), has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third person that the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such claim or the commencement of such action, suit or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has failed to assume the defense or employ counsel reasonably acceptable to the Indemnified Party or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select one separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party (which consent shall not be unreasonably withheld, delayed or conditioned), unless the settlement thereof imposes no liability or obligation on, involves no admission of wrongdoing or malfeasance by, and includes a complete release from liability of, the Indemnified Party.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Interpretation of Provisions. Article, Section, Schedule and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any party has an obligation under the Operative Documents, the expense of complying with that obligation shall be an expense of such party unless otherwise specified. Whenever any determination, consent or approval is to be made or given by a Purchaser under this Agreement, such action shall be in such Purchaser’s sole discretion unless otherwise specified in this Agreement. If any provision in the Operative Documents is held to be illegal, invalid, not binding or unenforceable, such provision shall be fully severable and the Operative Documents shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of the Operative Documents, and the remaining provisions shall remain in full force and effect. The Operative Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter.

Section 7.2 Survival of Provisions. The representations and warranties set forth in Sections 3.1, 3.2, 3.5, 3.6, 3.18, 3.20 and 3.21 and Sections 4.5, 4.7, 4.8, 4.10 and 4.11 shall survive the execution and delivery of this Agreement and the Closing indefinitely, and the other representations and warranties set forth in this Agreement shall survive for a period of twelve months following the Closing Date. The covenants made in this Agreement or any other Operative Document shall survive the Closing of the transactions described herein and remain operative and in full force and effect regardless of acceptance of any of the Purchased Units and payment therefor and repayment, conversion, exercise or repurchase thereof. All indemnification obligations of the Partnership and the Purchasers pursuant to Article VI of this Agreement shall remain operative and in full force and effect unless such obligations are expressly terminated in writing by the Parties referencing the particular Article or Section, regardless of any purported general termination of this Agreement.

Section 7.3 No Waiver; Modifications in Writing.

(a) Delay. No failure or delay on the part of any Party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a Party at law or in equity or otherwise.

(b) Specific Waiver. Except as otherwise provided in this Agreement or the Registration Rights Agreement, no amendment, waiver, consent, modification or termination of any provision of any Operative Document shall be effective unless signed by each of the Parties or each of the original signatories thereto affected by such amendment, waiver, consent, modification or termination. Any amendment, supplement or modification of or to any provision of any Operative Document, any waiver of any provision of this Agreement or any other Operative Document and any consent to any departure by the Partnership or any Purchaser from the terms of any provision of any Operative Document shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on any Party in any case shall entitle any Party to any other or further notice or demand in similar or other circumstances.

Section 7.4 Binding Effect; Assignment.

(a) Binding Effect. This Agreement shall be binding upon the Partnership, each Purchaser and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the Parties to this Agreement and as provided in Article VI and their respective successors and permitted assigns.

(b) Assignment of Rights. Each Purchaser may assign all or any portion of its rights and obligations under this Agreement to any Affiliate of such Purchaser without the consent of the Partnership by delivery of an agreement to be bound by the provisions of this Agreement and a revised Schedule A but that no such assignment shall relieve the assigning Purchaser of its obligations to purchase the Purchased Units to be purchased by it without giving effect to such assignment in the event the assignee fails to purchase all or any portion of such Purchased Units on the Closing Date. Except as expressly permitted by this Section 7.4(b), no portion of the rights and obligations under this Agreement of any Purchaser may be transferred except with the prior written consent of the Partnership (which consent shall not be unreasonably withheld), in which case the assignee shall be deemed to be a Purchaser hereunder with respect to such assigned rights or obligations and shall agree to be bound by the provisions of this Agreement.

Section 7.5 Confidentiality and Non-Disclosure. Notwithstanding anything herein to the contrary, to the extent a Purchaser has executed a confidentiality agreement in favor of the Partnership, such Purchaser shall continue to be bound by such confidentiality agreement in accordance with the terms thereof as applicable.

Section 7.6 Communications. All notices and demands provided for hereunder shall be in writing and shall be given by regular mail, registered or certified mail, return receipt requested, facsimile, courier guaranteeing overnight delivery, electronic mail or personal delivery to the addresses set forth on Schedule 7.6 hereto or to such other address as the Partnership or such Purchaser may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; at the time of transmittal, if sent via electronic email; upon actual receipt if sent by registered or certified mail, return receipt requested, or regular mail, if mailed; when receipt acknowledged, if sent via facsimile; and upon actual receipt when delivered to a courier guaranteeing overnight delivery.

Section 7.7 Removal of Legend. In connection with a sale of the Purchased Units by a Purchaser in reliance on Rule 144, the applicable Purchaser or its broker shall deliver to the transfer agent and the Partnership a customary broker representation letter providing to the transfer agent and the Partnership any information the Partnership deems reasonably necessary to determine that the sale of the Purchased Units is made in compliance with Rule 144, including, as may be appropriate, a certification that the Purchaser is not an Affiliate of the Partnership and regarding the length of time the Purchased Units have been held. Upon receipt of such representation letter, the Partnership shall promptly direct its transfer agent to remove the notation of a restrictive legend in such Purchaser’s book-entry account maintained by the transfer agent, including the legend referred to in Section 4.11, and the Partnership shall bear all costs associated therewith. After any Purchaser or its permitted assigns has held the Purchased Units for such period as will allow such Purchaser to sell such Purchased Units without volume restrictions or public company information requirements pursuant to any section of Rule 144 (or any similar provision then in effect), if the book-entry account of such Purchased Units still bears the notation of the restrictive legend referred to in Section 4.11, the Partnership agrees, upon request of the Purchaser or permitted assignee, to take all steps necessary to promptly effect the removal of the legend described in Section 4.11 from the Purchased Units, and the Partnership shall bear all costs associated therewith, regardless of whether the request is made in connection with a sale or otherwise, so long as such Purchaser or its permitted assigns provide to the Partnership any information the Partnership deems reasonably necessary to determine that the legend is no longer required under the Securities Act or applicable state laws, including a certification that the holder is not an Affiliate of the Partnership (and a covenant to inform the Partnership if it should thereafter become an Affiliate and to consent to the notation of an appropriate restriction) and regarding the length of time the Purchased Units have been held.

Section 7.8 Entire Agreement. This Agreement and the Registration Rights Agreement are intended by the Parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties hereto and thereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein with respect to the rights granted by the Partnership or a Purchaser set forth herein or therein. This Agreement and the Registration Rights Agreement supersede all prior agreements and understandings between the Parties with respect to such subject matter.

Section 7.9 Governing Law. This Agreement will be construed in accordance with and governed by the Laws of the State of New York.

Section 7.10 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 7.11 Termination.

(a) Notwithstanding anything herein to the contrary, this Agreement may be terminated on or any time prior to the Closing by the written consent of the Purchasers entitled to purchase a majority of the Purchased Units based on their Commitment Amounts upon a breach in any material respect by the Partnership of any covenant or agreement set forth in this Agreement; provided, that such breach would cause the conditions to the Purchasers’ obligations not to be satisfied and such breach is not cured within 20 days after written notice from the Purchasers.

(b) Notwithstanding anything herein to the contrary, this Agreement shall automatically terminate on or any time prior to the Closing:

(i) if the Closing shall not have occurred on or before May 18, 2015;

(ii) if the JBBR Purchase and Sale Agreement shall have been terminated pursuant to its terms; or

(iii) if a Law shall have been enacted or promulgated, or if any action shall have been taken by any Governmental Authority of competent jurisdiction that permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement or the JBBR Purchase Agreement or makes the transactions contemplated by this Agreement illegal.

(c) In the event of the termination of this Agreement as provided in this Section 7.11, (i) any payments of a Purchaser’s Commitment Amount received by the Partnership shall be returned to such Purchaser and (ii) the Partnership shall pay each Purchaser its respective Commitment Fee, in each case, within two (2) Business Days of such termination, and this Agreement shall forthwith become null and void. In the event of such termination, there shall be no liability on the part of any Party hereto, except as set forth in Section 5.5 and Article VI and with respect to the requirement to comply with any confidentiality agreement in favor of the

Partnership; provided further, that nothing contained in this Section 7.11(c) shall require the Partnership to pay a Purchaser its respective Commitment Fee if such Purchaser shall have breached its obligation to purchase its Purchased Units on the Closing Date in accordance with the terms hereof.

Section 7.12 Recapitalization, Exchanges, etc. Affecting the Purchased Units. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all Common Units of the Partnership or any successor or assign of the Partnership (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Purchased Units and shall be appropriately adjusted for combinations, recapitalizations and the like occurring after the date of this Agreement and prior to the Closing.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

ARC LOGISTICS PARTNERS LP

By:	ARC LOGISTICS GP LLC,
its general partner

By:	/s/ Vincent T. Cubbage
	Name:	Vincent T. Cubbage
	Title:	Chief Executive Officer

[UNIT PURCHASE AGREEMENT – SIGNATURE PAGE]

KAYNE ANDERSON MLP INVESTMENT COMPANY

By:	KA Fund Advisors, LLC, as Manager

By:	/s/ James C. Baker
	Name:	James C. Baker
	Title:	Managing Director

KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY

By:	KA Fund Advisors, LLC, as Manager

By:	/s/ James C. Baker
	Name:	James C. Baker
	Title:	Managing Director

KAYNE ANDERSON MIDSTREAM/ENERGY FUND, INC.

By: KA Fund Advisors, LLC, as Manager

By:	/s/ James C. Baker
	Name:	James C. Baker
	Title:	Managing Director

KAYNE ANDERSON ENERGY TOTAL RETURN FUND, INC.

By:	KA Fund Advisors, LLC, as Manager

By:	/s/ James C. Baker
	Name:	James C. Baker
	Title:	Managing Director

[UNIT PURCHASE AGREEMENT – SIGNATURE PAGE]

NUVEEN ALL CAP ENERGY MLP OPPORTUNITIES FUND

By:	/s/ Quinn T. Kiley
	Name:	Quinn T. Kiley
	Title:	Portfolio Manager

TRIANGLE PEAK PARTNERS PRIVATE EQUITY, LP

By its general partner, Triangle Peak Partners Private Equity GP, LLC

By:	/s/ Michael C. Morgan
	Name:	Michael C. Morgan
	Title:	Managing Member

BOWOOD MLP RETURN FUND, LP

By:	BOWOOD CAPITAL ADVISORS, LLC, its General Partner

By:	/s/ Andrew L. Atterbury
	Name:	Andrew L. Atterbury
	Title:	President

Cohen & Steers MLP Income and Energy Opportunity Fund, Inc.

By:	/s/ Benjamin Morton
	Name:	Benjamin Morton
	Title:	Vice President

[UNIT PURCHASE AGREEMENT – SIGNATURE PAGE]

Goldman Sachs MLP and Energy Renaissance Fund

By: Goldman Sachs Asset Management, L.P., its Investment Adviser

By:	/s/ Collin Bell
	Name:	Collin Bell
	Title:	Managing Director

Goldman Sachs MLP Income Opportunities Fund

By: Goldman Sachs Asset Management, L.P., its Investment Adviser

By:	/s/ Collin Bell
	Name:	Collin Bell
	Title:	Managing Director

Salient MLP Fund, L.P.

By: Salient Capital Advisors, LLC
Its Investment Manager

By:	/s/ Greg Reid
	Name:	Greg Reid
	Title:	Managing Director

OPPENHEIMER STEELPATH MLP INCOME FUND

By:	/s/ Brian Watson
	Name:	Brian Watson
	Title:	SVP, Portfolio Manager

[UNIT PURCHASE AGREEMENT – SIGNATURE PAGE]

MTP ENERGY MASTER FUND LTD

By:	/s/ Anthony Fox
	Name:	Anthony Fox
	Title:	CFO - Funds

[UNIT PURCHASE AGREEMENT – SIGNATURE PAGE]

Schedule A

PURCHASERS AND COMMITMENT AMOUNTS

Purchaser	Purchased Units	Commitment Amount

Kayne Anderson MLP Investment Company	1,307,189	$22,222,213.00
Kayne Anderson Energy Development Company	261,438	$4,444,446.00
Kayne Anderson Midstream/Energy Fund, Inc.	392,157	$6,666,669.00
Kayne Anderson Energy Total Return Fund, Inc.	392,157	$6,666,669.00
NUVEEN ALL CAP ENERGY MLP OPPORTUNITIES FUND	147,059	$2,500,003.00
Triangle Peak Partners Private Equity, LP	117,647	$1,999,999.00
BOWOOD MLP RETURN FUND, LP	29,412	$500,004.00
Cohen & Steers MLP Income and Energy Opportunity Fund, Inc.	147,059	$2,500,003.00
Oppenheimer SteelPath MLP Income Fund	235,294	$3,999,998.00
Goldman Sachs MLP and Energy Renaissance Fund	421,031	$7,157,527.00
Goldman Sachs MLP Income Opportunities Fund	284,851	$4,842,467.00
MTP Energy Master Fund Ltd	558,824	$9,500,008.00
Salient MLP Fund, L.P.	117,647	$1,999,999.00

Total	4,411,765	$75,000,005.00

Schedule 2.1

Schedule 7.6

NOTICE

IF TO:	WITH A COPY TO: (WHICH DOES NOT CONSTITUTE NOTICE)

KAYNE ANDERSON MLP INVESTMENT COMPANY:

Kayne Anderson MLP Investment Company	Ryan Maierson
Attn: James C. Baker	Latham & Watkins LLP
811 Main Street, 14th Floor	811 Main Street, Suite 3700
Houston, TX 77002	Houston, TX 77002
Phone: 713-493-2000 Fax: [—]	Phone: 713-546-7400 Fax: 713-546-7401

KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY:

Kayne Anderson Energy Development Company	Ryan Maierson
Attn: James C. Baker	Latham & Watkins LLP
811 Main Street, 14th Floor	811 Main Street, Suite 3700
Houston, TX 77002	Houston, TX 77002
Phone: 713-493-2000 Fax: [—]	Phone: 713-546-7400 Fax: 713-546-7401

KAYNE ANDERSON MIDSTREAM/ENERGY FUND, INC.:

Kayne Anderson Midstream/Energy Fund, Inc.	Ryan Maierson
Attn: James C. Baker	Latham & Watkins LLP
811 Main Street, 14th Floor	811 Main Street, Suite 3700
Houston, TX 77002	Houston, TX 77002
Phone: 713-493-2000 Fax: [—]	Phone: 713-546-7400 Fax: 713-546-7401

KAYNE ANDERSON ENERGY TOTAL RETURN FUND, INC.:

Kayne Anderson Energy Total Return Fund, Inc.	Ryan Maierson
Attn: James C. Baker	Latham & Watkins LLP
811 Main Street, 14th Floor	811 Main Street, Suite 3700
Houston, TX 77002	Houston, TX 77002
Phone: 713-493-2000 Fax: [—]	Phone: 713-546-7400 Fax: 713-546-7401

NUVEEN ALL CAP ENERGY MLP OPPORTUNITIES FUND:

NUVEEN ALL CAP ENERGY MLP OPPORTUNITIES FUND	[Purchaser Counsel]
Attn: Quinn T. Kiley	[Address]
8235 Forsyth Blvd, Suite 700	Fax: [—]
Clayton, MO 63105
Phone: 314-446-6795 Fax: 314-446-1407

Schedule 7.6

IF TO:	WITH A COPY TO: (WHICH DOES NOT CONSTITUTE NOTICE)

TRIANGLE PEAK PARTNERS PRIVATE EQUITY, LP:

Triangle Peak Partners, LP	Triangle Peak Partners, LP
Attn: Michael Morgan	Attn: Jim McCartt
PO Box 3788	11 Greenway Plaza, Suite 2000
Carmel, CA 93921	Houston, TX 77046
831.622.0428	713.439.1096

BOWOOD MLP RETURN FUND, LP:

BOWOOD MLP RETURN FUND, LP	McGregor Johnson
Attn: Kent Blackford	Stinson Leonard Street
2001 Shawnee Mission Parkway	1201 Walnut, Suite 2900
Mission Woods, KS 66205	Kansas City, MO 64106
Phone: 913-953-8331	Phone: 816-691-2485
Email: kblackford@bowoodcapital.com	Fax: 816-412-1213
mcgregor.johnson@stinsonleonard.com

COHEN & STEERS CAPITAL MANAGEMENT, INC.:

Cohen & Steers Capital Management, Inc.	Cohen & Steers Capital Management, Inc.
Attn: Anna Pilosova	Attn: General Counsel
280 Park Ave., 10th Floor	280 Park Ave., 10th Floor
New York, NY 10017	New York, NY 10017
Phone: 212-446-9163 Fax: [—]	Phone: 212-446-9163 Fax: [—]

OPPENHEIMER STEELPATH MLP INCOME FUND:

[—]	[Purchaser Counsel]
Attn: [—]	[Address]
[Address]	Fax: [—]
Phone: [—] Fax: [—]

GOLDMAN SACHS MLP AND ENERGY RENAISSANCE FUND:

c/o Goldman Sachs Asset Management, L.P.	Boies, Schiller and Flexner LLP
200 West Street	7th Floor
New York, New York 10282	575 Lexington Avenue
Attn: Ganesh Jois	New York, New York 10022
Facsimile: (917) 977-4222	Attn: Mike Huang
Ganes.Jois@gs.com	mhuang@bsfllp.com

Schedule 7.6

IF TO:	WITH A COPY TO: (WHICH DOES NOT CONSTITUTE NOTICE)

GOLDMAN SACHS MLP INCOME OPPORTUNITIES FUND:

c/o Goldman Sachs Asset Management, L.P.	Boies, Schiller and Flexner LLP
200 West Street	7th Floor
New York, New York 10282	575 Lexington Avenue
Attn: Ganesh Jois	New York, New York 10022
Facsimile: (917) 977-4222	Attn: Mike Huang
Ganes.Jois@gs.com	mhuang@bsfllp.com

MTP ENERGY MASTER FUND LTD:

[—]	Todd Mazur
Attn: Anthony Fox	Greenberg Traurig LLP
[Address]	77 West Wacker Drive, Suite 3100
Phone: [—] Fax: [—]	Chicago, IL 60601

SALIENT MLP FUND, L.P.:

[—]	[Purchaser Counsel]
Attn: Greg Reid	[Address]
[Address]	Fax: [—]
Phone: [—] Fax: [—]

Arc Logistics Partners LP:

Arc Logistics Partners LP	Vinson & Elkins L.L.P.
Attn: Steven Schnitzer	Attn: Brenda Lenahan
725 Fifth Avenue,	666 Fifth Avenue, 26th Floor
19th Floor New York, NY 10022	New York, NY 10103
Email: sschnitzer@arcxlp.com	Email: blenahan@velaw.com
Phone: 212-993-1292	Phone: 212-237-0133
Fax: 212-993-1299	Fax: 917-849-5360

Schedule 7.6

EXHIBIT A

Form of Legal Opinion

Capitalized terms used but not defined herein have the meanings assigned to such terms in the Unit Purchase Agreement (the “Purchase Agreement”). The Partnership shall furnish to the Purchasers at the Closing an opinion of Vinson & Elkins L.L.P., counsel for the Partnership, and an opinion of the General Counsel of the General Partner, each addressed to the Purchasers and dated the Closing Date in form satisfactory to the Purchasers, collectively stating that:

(i) Each of the Partnership and the General Partner has been duly formed and is validly existing as a limited partnership or limited liability company, as applicable, in good standing under the laws of the State of Delaware, with full limited partnership or limited liability company, as the case may be, power and authority (A) to own or lease and to operate its properties and conduct its business, in each case in all material respects as described in the Partnership SEC Documents, and (B) to enter into and perform its obligations under the Operative Documents.

(ii) Except (A) as described in the Partnership SEC Documents filed prior to the date of the Purchase Agreement or (B) as provided in the Operative Documents or the Arc Logistics Credit Facility or (C) for awards issued under the Arc Logistics GP LLC Long-Term Incentive Plan, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any limited partner interests in the Partnership arising under any agreement filed with the Commission by the Partnership.

(iii) The Purchased Units to be issued and sold by the Partnership to each Purchaser pursuant to the Purchase Agreement, and the limited partner interests represented thereby, have been duly authorized, and, when issued and delivered to each Purchaser against payment therefor in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid (to the extent required by applicable law and the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(iv) The General Partner is the sole general partner of the Partnership and owns a non-economic general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to us, without independent investigation, other than (1) restrictions on transferability contained in the Partnership Agreement and (2) those created by or arising under the Delaware LP Act.

(v) Except for the approvals required by the Commission in connection with the Partnership’s obligations under the Registration Rights Agreement, no consent, approval, authorization, filing with or order of or with any U.S. federal, New York or Delaware court or

A-1

governmental agency or body having jurisdiction over any of the Partnership Entities or any of their respective properties is required in connection with the execution, delivery and performance by the Partnership of the Operative Documents, except (A) such as may be required under the state securities or “Blue Sky” Laws (as to which we do not express any opinion), (B) such as have been obtained or made or (C) such that the failure to obtain or file would not reasonably be expected to have a Partnership Material Adverse Effect.

(vi) Assuming the accuracy of the representations and warranties of each of the Purchasers and the Partnership contained in the Purchase Agreement, the sale and issuance of the Purchased Units by the Partnership to the Purchasers solely in the manner contemplated by the Purchase Agreement are exempt from the registration requirements of the Securities Act; provided, that, such counsel will express no opinion as to any subsequent sale.

(vii) The Partnership is not an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(viii) None of the offering, issuance and sale by the Partnership of the Purchased Units, the execution, delivery and performance of the Operative Documents by the Partnership or the consummation of the transactions contemplated thereby (A) constitutes or will constitute a breach or violation of, or result or will result in an imposition of any lien, charge or encumbrance upon any property or assets of the Partnership Entities pursuant to any agreement filed or incorporated by reference as an exhibit to the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2013 or the Partnership’s Quarterly Reports on Forms 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014 (B) constitutes or will constitute a violation of the Partnership Agreement or (C) results or will result in any violation of the Delaware LP Act, the Delaware LLC Act or U.S. federal law (it being understood that we do not express an opinion in clause (C) with respect to any securities or other anti-fraud laws), except in the case of clauses (A) or (C) for such breaches, violations, liens, charges or encumbrances as would not reasonably expected be to have a Partnership Material Adverse Effect.

(ix) Each of the Operative Documents has been duly authorized, executed and delivered by the Partnership and, assuming the due authorization, execution and delivery by the Purchasers, constitutes a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms; provided, that, with respect to each agreement described in this paragraph (viii), as the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

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EXHIBIT B

Form of Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT

BY AND AMONG

ARC LOGISTICS PARTNERS LP

AND

THE PURCHASERS NAMED ON SCHEDULE A HERETO

Schedule A – Purchaser List; Notice and Contact Information; Opt-Out

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of             , 2015, by and among Arc Logistics Partners LP, a Delaware limited partnership (the “Partnership”), and each of the Persons set forth on Schedule A to this Agreement (each, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, this Agreement is made in connection with the Closing of the issuance and sale of the Purchased Units pursuant to the Unit Purchase Agreement, dated as of February 19, 2015, by and among the Partnership and the Purchasers (the “Unit Purchase Agreement”);

WHEREAS, the Partnership has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Purchasers pursuant to the Unit Purchase Agreement; and

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. Capitalized terms used herein without definition shall have the meanings given to them in the Unit Purchase Agreement. The terms set forth below are used herein as so defined:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Commission” means the U.S. Securities and Exchange Commission.

“Effectiveness Period” has the meaning specified therefor in Section 2.01(a).

“General Partner” means Arc Logistics GP LLC, a Delaware limited liability company.

“Holder” means the record holder of any Registrable Securities.

“Included Registrable Securities” has the meaning specified therefor in Section 2.02(a).

“Liquidated Damages” has the meaning specified therefor in Section 2.01(b).

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“Liquidated Damages Multiplier” means the product of the Common Unit Price times the number of Purchased Units of such Holder that may not be disposed of without restriction and without the need for current public information pursuant to any section of Rule 144 (or any similar provision then in effect) under the Securities Act.

“Losses” has the meaning specified therefor in Section 2.09(a).

“Managing Underwriter” means, with respect to any Underwritten Offering, the book-running lead manager or managers of such Underwritten Offering.

“Opt-Out Notice” has the meaning specified therefor in Section 2.02(a).

“Parity Securities” has the meaning specified therefor in Section 2.02(b).

“Partnership” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Person” means any individual or a corporation, firm, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Purchaser” and “Purchasers” have the meanings specified therefor in the introductory paragraph of this Agreement.

“Registrable Securities” means (a) the Common Units acquired by the Purchasers pursuant to the Unit Purchase Agreement and (b) any Common Units issued as Liquidated Damages pursuant to Section 2.01(b) of this Agreement and includes any type of interest issued to the Holder as a result of Section 3.04.

“Registration Expenses” means all expenses incident to the Partnership’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on the Registration Statement pursuant to Section 2.01(a) or an Underwritten Offering covered under this Agreement, and the disposition of such Registrable Securities, including, without limitation, all registration, filing, securities exchange listing and NYSE fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, fees of transfer agents, all word processing, duplicating and printing expenses, any transfer taxes and the fees and disbursements of counsel and independent public accountants for the Partnership, including the expenses of any special audits or comfort letters required by or incident to such performance and compliance.

“Registration Statement” has the meaning specified therefor in Section 2.01(a).

“Selling Expenses” means all underwriting discounts and selling commissions or similar fees or arrangements allocable to the sale of the Registrable Securities.

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement.

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“Selling Holder Indemnified Persons” has the meaning specified therefor in Section 2.09(a).

“Underwritten Offering” means an offering (including an offering pursuant to a Registration Statement) in which Common Units are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.

“Unit Purchase Agreement” has the meaning specified therefor in the recitals of this Agreement.

Section 1.02 Registrable Securities. Any Registrable Security will cease to be a Registrable Security (a) when a registration statement covering such Registrable Security has been declared effective by the Commission, or otherwise has become effective, and such Registrable Security has been sold or disposed of pursuant to such registration statement; (b) when such Registrable Security has been disposed of pursuant to any section of Rule 144 (or any similar provision then in effect) under the Securities Act; (c) when such Registrable Security is held by the Partnership or one of its subsidiaries; (d) when such Registrable Security has been transferred in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities pursuant to Section 2.11; or (e) when such Registrable Security becomes eligible for resale without restriction and without the need for current public information pursuant to any section of Rule 144 (or any similar provision then in effect) under the Securities Act.

ARTICLE II

REGISTRATION RIGHTS

Section 2.01 Registration.

(a) Effectiveness Deadline. No later than 30 days following the Closing Date, the Partnership shall prepare and file a registration statement under the Securities Act to permit the public resale of Registrable Securities then outstanding from time to time as permitted by Rule 415 (or any similar provision then in effect) under the Securities Act with respect to all of the Registrable Securities (the “Registration Statement”). The Registration Statement filed pursuant to this Section 2.01(a) shall be on such appropriate registration form of the Commission as shall be selected by the Partnership so long as it permits the continuous offering of the Registrable Securities pursuant to Rule 415 (or any similar provision then in effect) under the Securities Act at the then prevailing market prices. The Partnership shall use its commercially reasonable efforts to cause the Registration Statement to become effective on or as soon as practicable after the Closing Date. Any Registration Statement shall provide for the resale pursuant to any method or combination of methods legally available to, and requested by, the Holders of any and all Registrable Securities covered by such Registration Statement. The Partnership shall use its commercially reasonable efforts to cause the Registration Statement filed pursuant to this Section 2.01(a) to be effective, supplemented and amended to the extent necessary to ensure that it is available for the resale of all Registrable Securities by the Holders until all Registrable Securities covered by such Registration Statement have ceased to be Registrable Securities (the “Effectiveness Period”). The Registration Statement when effective (including the documents

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incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained in such Registration Statement, in the light of the circumstances under which a statement is made). As soon as practicable following the date that the Registration Statement becomes effective, but in any event within two (2) Business Days of such date, the Partnership shall provide the Holders with written notice of the effectiveness of the Registration Statement.

(b) Failure to Go Effective. If the Registration Statement required by Section 2.01(a) is not declared effective within 90 days after the Closing Date, then each Holder shall be entitled to a payment (with respect to the Purchased Units of each such Holder), as liquidated damages and not as a penalty, of 0.25% of the Liquidated Damages Multiplier per 30-day period, that shall accrue daily, for the first 60 days following the 90th day, increasing by an additional 0.25% of the Liquidated Damages Multiplier per 30-day period, that shall accrue daily, for each subsequent 60 days (i.e., 0.5% for 61-120 days, 0.75% for 121-180 days and 1.0% thereafter), up to a maximum of 1.00% of the Liquidated Damages Multiplier per 30-day period (the “Liquidated Damages”). The Liquidated Damages payable pursuant to the immediately preceding sentence shall be payable within ten (10) Business Days after the end of each such 30-day period. Any Liquidated Damages shall be paid to each Holder in immediately available funds; provided, however, if the Partnership certifies that it is unable to pay Liquidated Damages in cash because such payment would result in a breach under a credit facility or other debt instrument, then the Partnership may pay the Liquidated Damages in kind in the form of the issuance of additional Common Units. Upon any issuance of Common Units as Liquidated Damages, the Partnership shall promptly (i) prepare and file an amendment to the Registration Statement prior to its effectiveness adding such Common Units to such Registration Statement as additional Registrable Securities and (ii) prepare and file a supplemental listing application with the NYSE (or such other market on which the Registrable Securities are then listed and traded) to list such additional Common Units. The determination of the number of Common Units to be issued as Liquidated Damages shall be equal to the amount of Liquidated Damages divided by the volume-weighted average price of the Common Units on the NYSE (or such other market on which the Registrable Securities are then listed and traded) over the consecutive ten (10) trading day period ending on the close of trading on the trading day immediately preceding the date on which the Liquidated Damages payment is due. The accrual of Liquidated Damages to a Holder shall cease at the earlier of (i) the Registration Statement becoming effective or (ii) when such Holder no longer holds Registrable Securities, and any payment of Liquidated Damages shall be prorated for any period of less than 30 days in which the payment of Liquidated Damages ceases. If the Partnership is unable to cause a Registration Statement to go effective within 90 days after the Closing Date as a result of an acquisition, merger, reorganization, disposition or other similar transaction, then the Partnership may request a waiver of the Liquidated Damages, and each Holder must individually consent to such request.

Section 2.02 Piggyback Rights.

(a) Participation. If the Partnership proposes to file (i) a shelf registration statement other than the Registration Statement contemplated by Section 2.01(a), (ii) a prospectus supplement to an effective shelf registration statement, other than the Registration Statement

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contemplated by Section 2.01(a) and Holders may be included without the filing of a post-effective amendment thereto or (iii) a registration statement, other than a shelf registration statement, in each case, for the sale of Common Units in an Underwritten Offering for its own account and/or another Person, then as soon as practicable following the engagement of counsel by the Partnership to prepare the documents to be used in connection with an Underwritten Offering, the Partnership shall give notice (including, but not limited to, notification by electronic mail) of such proposed Underwritten Offering to each Holder (together with its Affiliates) holding at least $5.0 million of the then-outstanding Registrable Securities (based on the Common Unit Price) and such notice shall offer such Holders the opportunity to include in such Underwritten Offering such number of Registrable Securities (the “Included Registrable Securities”) as each such Holder may request in writing; provided, however, that if the Partnership has been advised by the Managing Underwriter that the inclusion of Registrable Securities for sale for the benefit of the Holders will have an adverse effect on the price, timing or distribution of the Common Units in the Underwritten Offering, then (A) if no Registrable Securities can be included in the Underwritten Offering in the opinion of the Managing Underwriter, the Partnership shall not be required to offer such opportunity to the Holders or (B) if any Registrable Securities can be included in the Underwritten Offering in the opinion of the Managing Underwriter, then the amount of Registrable Securities to be offered for the accounts of Holders shall be determined based on the provisions of Section 2.02(b). Any notice required to be provided in this Section 2.02(a) to Holders shall be provided on a Business Day pursuant to Section 3.01 hereof and receipt of such notice shall be confirmed by the Holder. Each such Holder shall then have two (2) Business Days (or one (1) Business Day in connection with any overnight or bought Underwritten Offering) after notice has been delivered to request in writing the inclusion of Registrable Securities in the Underwritten Offering. If no written request for inclusion from a Holder is received within the specified time, each such Holder shall have no further right to participate in such Underwritten Offering. If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten Offering, the Partnership shall determine for any reason not to undertake or to delay such Underwritten Offering, the Partnership may, at its election, give written notice of such determination to the Selling Holders, and (x) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering and (y) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the Underwritten Offering. Any Selling Holder shall have the right to withdraw such Selling Holder’s request for inclusion of such Selling Holder’s Registrable Securities in such Underwritten Offering by giving written notice to the Partnership of such withdrawal at or prior to the time of pricing of such Underwritten Offering. Any Holder may deliver written notice (an “Opt-Out Notice”) to the Partnership requesting that such Holder not receive notice from the Partnership of any proposed Underwritten Offering; provided, however, that such Holder may later revoke any such Opt-Out Notice in writing (which Opt-Out Notice shall be effective as to an Underwritten Offering provided the Partnership received such Opt-Out Notice at least ten (10) Business Days prior to the day of pricing of such Underwritten Offering (or two (2) Business Days prior to the day of pricing in the case of an overnight or bought Underwritten Offering). Following receipt of an Opt-Out Notice from a Holder (unless subsequently revoked), the Partnership shall not be required to deliver any notice to such Holder pursuant to this Section 2.02(a) and such Holder

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shall no longer be entitled to participate in Underwritten Offerings by the Partnership pursuant to this Section 2.02(a). The Holders indicated on Schedule A hereto as having opted out shall each be deemed to have delivered an Opt-Out Notice as of the date hereof.

(b) Priority. If the Managing Underwriter of any proposed Underwritten Offering advises the Partnership that the total amount of Registrable Securities that the Selling Holders and any other Persons intend to include in such offering exceeds the number that can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the Common Units offered or the market for the Common Units, then the Common Units to be included in such Underwritten Offering shall include the number of Registrable Securities that such Managing Underwriter advises the Partnership can be sold without having such adverse effect, with such number to be allocated (i) first, to the Partnership and (ii) second, pro rata among the Selling Holders who have requested participation in such Underwritten Offering and any other holder of securities of the Partnership having rights of registration that are neither expressly senior nor subordinated to the Registrable Securities (the “Parity Securities”). The pro rata allocations for each Selling Holder who has requested participation in such Underwritten Offering shall be the product of (a) the aggregate number of Registrable Securities proposed to be sold in such Underwritten Offering multiplied by (b) the fraction derived by dividing (x) the number of Registrable Securities owned on the Closing Date by such Selling Holder by (y) the aggregate number of Registrable Securities owned on the Closing Date by all Selling Holders plus the aggregate number of Parity Securities owned on the Closing Date by all holders of Parity Securities that are participating in the Underwritten Offering.

(c) Termination of Piggyback Registration Rights. Each Holder’s rights under Section 2.02 shall terminate upon such Holder (together with its Affiliates) ceasing to hold at least $5.0 million of Registrable Securities (based on the Common Unit Price).

Section 2.03 Delay Rights.

Notwithstanding anything to the contrary contained herein, the Partnership may, upon written notice to any Selling Holder whose Registrable Securities are included in the Registration Statement or other registration statement contemplated by this Agreement, suspend such Selling Holder’s use of any prospectus which is a part of the Registration Statement or other registration statement (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to the Registration Statement or other registration statement contemplated by this Agreement but may settle any previously made sales of Registrable Securities) if (i) the Partnership is pursuing an acquisition, merger, reorganization, disposition, financing or other similar transaction or other corporate transaction and the Partnership determines in good faith that the Partnership’s ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in the Registration Statement or other registration statement or (ii) the Partnership has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of the Partnership, would materially adversely affect the Partnership; provided, however, in no event shall the Selling Holders be suspended from selling Registrable Securities pursuant to the Registration Statement or other registration statement for a period that exceeds an aggregate of 60 days in any 180-day period or 105 days in any 365-day period, in each case, exclusive of days covered by any lock-up agreement executed by a Selling Holder in connection with any Underwritten

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Offering. Upon disclosure of such information or the termination of the condition described above, the Partnership shall provide prompt notice to the Selling Holders whose Registrable Securities are included in the Registration Statement and shall promptly terminate any suspension of sales it has put into effect and shall take such other reasonable actions to permit registered sales of Registrable Securities as contemplated in this Agreement.

If (i) the Selling Holders shall be prohibited from selling their Registrable Securities under the Registration Statement or other registration statement contemplated by this Agreement as a result of a suspension pursuant to the immediately preceding paragraph in excess of the periods permitted therein or (ii) the Registration Statement or other registration statement contemplated by this Agreement is filed and declared effective but, during the Effectiveness Period, shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded within 30 days by a post-effective amendment thereto, a supplement to the prospectus or a report filed with the Commission pursuant to Section 13(a), 13(c), 14 or l5(d) of the Exchange Act, then, until the suspension is lifted or a post-effective amendment, supplement or report is filed with the Commission, but not including any day on which a suspension is lifted or such amendment, supplement or report is filed and declared effective, if applicable, the Partnership shall pay the Selling Holders an amount equal to the Liquidated Damages, following the earlier of (x) the date on which the suspension period exceeded the permitted period and (y) the thirty-first (31st) day after the Registration Statement or other registration statement contemplated by this Agreement ceased to be effective or failed to be useable for its intended purposes, as liquidated damages and not as a penalty (for purposes of calculating Liquidated Damages, the date in (x) or (y) above shall be deemed the “90th day,” as used in the definition of Liquidated Damages). For purposes of this paragraph, a suspension shall be deemed lifted on the date that notice that the suspension has been terminated is delivered to the Selling Holders. Liquidated Damages shall cease to accrue pursuant to this paragraph upon the Purchased Units of such Holder becoming eligible for resale without restriction and without the need for current public information under any section of Rule 144 (or any similar provision then in effect) under the Securities Act, assuming that such Holder is not an Affiliate of the Partnership, and any payment of Liquidated Damages shall be prorated for any period of less than 30 days in which the payment of Liquidated Damages ceases.

Section 2.04 Underwritten Offerings.

(a) General Procedures. In connection with any Underwritten Offering under this Agreement, the Partnership shall be entitled to select the Managing Underwriter. In connection with an Underwritten Offering contemplated by this Agreement in which a Selling Holder participates, each Selling Holder and the Partnership shall be obligated to enter into an underwriting agreement that contains such representations and warranties, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of securities. No Selling Holder may participate in such Underwritten Offering unless such Selling Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. Each Selling Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Partnership to and for the benefit of such underwriters also be made to and for such Selling Holder’s benefit and

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that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to its obligations. If any Selling Holder disapproves of the terms of an underwriting, such Selling Holder may elect to withdraw therefrom by notice to the Partnership and the Managing Underwriter; provided, however, that such withdrawal must be made up to and including the time of pricing of such Underwritten Offering. No such withdrawal shall affect the Partnership’s obligation to pay Registration Expenses. The Partnership’s management may but shall not be required to participate in a roadshow or similar marketing effort in connection with any Underwritten Offering.

(b) No Demand Rights. Notwithstanding any other provision of this Agreement, no Holder shall be entitled to any “demand” rights or similar rights that would require the Partnership to effect an Underwritten Offering solely on behalf of the Holders.

Section 2.05 Sale Procedures. In connection with its obligations under this Article II, the Partnership will, as promptly as reasonably practicable:

(a) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus or prospectus supplement used in connection therewith as may be necessary to keep the Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement;

(b) if a prospectus or prospectus supplement will be used in connection with the marketing of an Underwritten Offering from the Registration Statement and the Managing Underwriter notifies the Partnership in writing that, in the sole judgment of such Managing Underwriter, inclusion of detailed information in such prospectus or prospectus supplement is of material importance to the success of the Underwritten Offering of such Registrable Securities, the Partnership shall use its commercially reasonable efforts to include such information in such prospectus or prospectus supplement;

(c) furnish to each applicable Holder (i) as far in advance as reasonably practicable before filing the Registration Statement or any other registration statement contemplated by this Agreement or any amendment or supplement thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission) and provide each such Holder the opportunity to object to any information pertaining to such Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Holder with respect to such information prior to filing the Registration Statement or such other registration statement or amendment or supplement thereto and (ii) such number of copies of the Registration Statement or such other registration statement and the prospectus or prospectus supplement included therein and any amendments and supplements thereto as such Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement or other registration statement;

(d) if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by the Registration Statement or any other registration statement

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contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the applicable Holders or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request; provided, however, that the Partnership will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action that would subject it to general service of process in any jurisdiction where it is not then so subject;

(e) promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the filing of the Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective; and (ii) the receipt of any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to the Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto;

(f) immediately notify each Selling Holder of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in the Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus or prospectus supplement contained therein, in the light of the circumstances under which a statement is made); (ii) the issuance or express threat of issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by the Partnership of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, the Partnership agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other commercially reasonable action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

(g) upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;

(h) in the case of an Underwritten Offering, furnish upon request, (i) an opinion of counsel for the Partnership dated the date of the closing under the underwriting agreement and (ii) comfort letter(s) dated the pricing date of such Underwritten Offering and letter(s) of like kind dated the date of the closing under the underwriting agreement, in each case, signed by the

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independent public accountants who have certified the Partnership’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the comfort letter shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement included therein) as have been customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in Underwritten Offerings of securities by the Partnership and such other matters as such underwriters and Selling Holders may reasonably request;

(i) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(j) make available to the appropriate representatives of the Managing Underwriter and Selling Holders access to such information and Partnership personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided, that the Partnership need not disclose any non-public information to any such representative unless and until such representative has entered into a confidentiality agreement with the Partnership;

(k) cause all Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Partnership are then listed;

(l) use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Partnership to enable the Selling Holders to consummate the disposition of such Registrable Securities;

(m) provide a transfer agent for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(n) enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities; and

(o) if requested by a Selling Holder, (i) incorporate in a prospectus or prospectus supplement or post-effective amendment to the Registration Statement or any other registration statement contemplated by this Agreement such information as such applicable Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering and (ii) make all required filings of such prospectus or prospectus supplement or post-effective amendment to the Registration Statement or any other registration statement contemplated by this Agreement after being notified of the matters to be incorporated in such prospectus or prospectus supplement or post-effective amendment.

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The Partnership will not name a Holder as an underwriter as defined in Section 2(a)(11) of the Securities Act in any registration statement without such Holder’s consent. If the staff of the Commission requires the Partnership to name any Holder as an underwriter as defined in Section 2(a)(11) of the Securities Act, and such Holder does not consent thereto, then such Holder’s Registrable Securities shall not be included on the Registration Statement, such Holder shall no longer be entitled to receive Liquidated Damages under this Agreement with respect thereto and the Partnership shall have no further obligations hereunder with respect to Registrable Securities held by such Holder.

Each applicable Holder, upon receipt of notice from the Partnership of the happening of any event of the kind described in subsection (f) of this Section 2.05, shall forthwith discontinue offers and sales of the Registrable Securities by means of a prospectus or prospectus supplement until such Holder’s receipt of the copies of the supplemented or amended prospectus or prospectus supplement contemplated by subsection (f) of this Section 2.05 or until it is advised in writing by the Partnership that the use of the prospectus or prospectus supplement may be resumed and has received copies of any additional or supplemental filings incorporated by reference in the prospectus or prospectus supplement, and, if so directed by the Partnership, such Holder will, or will request the Managing Underwriter, if any, to deliver to the Partnership all copies in their possession or control of the prospectus or prospectus supplement covering such Registrable Securities current at the time of receipt of such notice.

Section 2.06 Cooperation by Holders. The Partnership shall have no obligation to include Registrable Securities of a Holder in the Registration Statement or any other registration statement contemplated by this Agreement or in an Underwritten Offering pursuant to Section 2.02(a) who has failed to timely furnish such information that the Partnership determines, after consultation with counsel, is reasonably required in order for such registration statement or prospectus or prospectus supplement, as applicable, to comply with the Securities Act.

Section 2.07 Restrictions on Public Sale by Holders of Registrable Securities. Each Holder agrees with the Partnership, if requested by the underwriters, to enter into a customary lock up agreement with underwriters of an Underwritten Offering providing such Holder will not effect any public sale or distribution of Registrable Securities during the 90 calendar day period beginning on the date of a prospectus or prospectus supplement filed with the Commission with respect to the pricing of any Underwritten Offering, provided that (a) the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on the Partnership or the officers, directors or any other Affiliate of the Partnership on whom a restriction is imposed and (b) the restrictions set forth in this Section 2.07 shall not apply to any Registrable Securities that are included in such Underwritten Offering by such Holder. In addition, this Section 2.07 shall not apply to any Holder that is not entitled to participate in such Underwritten Offering, whether because such Holder delivered an Opt-Out Notice prior to receiving notice of the Underwritten Offering or because such Holder holds less than $5.0 million of the then-outstanding Registrable Securities.

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Section 2.08 Expenses. The Partnership will pay all reasonable Registration Expenses as determined in good faith, including, in the case of an Underwritten Offering, whether or not any sale is made pursuant to such Underwritten Offering. Each Selling Holder shall pay its pro rata share of all Selling Expenses in connection with any sale of its Registrable Securities hereunder. In addition, except as otherwise provided in Section 2.09 hereof, the Partnership shall not be responsible for legal fees incurred by Holders in connection with the exercise of such Holders’ rights hereunder.

Section 2.09 Indemnification.

(a) By the Partnership. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Partnership will indemnify and hold harmless each Selling Holder thereunder, its directors, officers, managers, employees and agents and each Person, if any, who controls such Selling Holder within the meaning of the Securities Act and the Exchange Act, and its directors, officers, employees or agents (collectively, the “Selling Holder Indemnified Persons”), against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (in the case of any prospectus or prospectus supplement, in light of the circumstances under which such statement is made) contained in the Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus or prospectus supplement, free writing prospectus or final prospectus or prospectus supplement contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or prospectus supplement, in light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that the Partnership will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder Indemnified Person in writing specifically for use in the Registration Statement or such other registration statement contemplated by this Agreement, preliminary prospectus or prospectus supplement, free writing prospectus, final prospectus or prospectus supplement contained therein, or any amendment or supplement thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder Indemnified Person and shall survive the transfer of such securities by such Selling Holder.

(b) By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless the Partnership, the General Partner, its directors, officers, employees and agents and each Person, if any, who controls the Partnership within the meaning of the Securities Act or of the Exchange Act, and its directors, officers, employees and agents, to the same extent as the foregoing indemnity from the Partnership to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of

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such Selling Holder expressly for inclusion in the Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus or prospectus supplement, free writing prospectus or final prospectus or prospectus supplement contained therein, or any amendment or supplement thereof; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.

(c) Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party other than under this Section 2.09. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.09 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense or employ counsel reasonably acceptable to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnifying party shall settle any action brought against any indemnified party with respect to which such indemnified party is entitled to indemnification hereunder without the consent of the indemnified party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnified party.

(d) Contribution. If the indemnification provided for in this Section 2.09 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable

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Securities giving rise to such indemnification. The relative fault of the indemnifying party on the one hand and the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss that is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e) Other Indemnification. The provisions of this Section 2.09 shall be in addition to any other rights to indemnification or contribution that an indemnified party may have pursuant to law, equity, contract or otherwise.

Section 2.10 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, the Partnership agrees to use its commercially reasonable efforts to:

(a) make and keep public information regarding the Partnership available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date hereof;

(b) file with the Commission in a timely manner all reports and other documents required of the Partnership under the Exchange Act at all times from and after the date hereof; and

(c) so long as a Holder owns any Registrable Securities, furnish, unless otherwise available via EDGAR, to such Holder forthwith upon request a copy of the most recent annual or quarterly report of the Partnership, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

Section 2.11 Transfer or Assignment of Registration Rights. The rights to cause the Partnership to register Registrable Securities granted to the Purchasers by the Partnership under this Article II may be transferred or assigned by any Purchaser to one or more transferees or assignees of Registrable Securities; provided, however, that (a) unless the transferee or assignee is an Affiliate of, and after such transfer or assignment continues to be an Affiliate of, such Purchaser, the amount of Registrable Securities transferred or assigned to such transferee or assignee shall represent at least $5.0 million of Registrable Securities (based on the Common Unit Price), (b) the Partnership is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee or assignee and identifying the securities

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with respect to which such registration rights are being transferred or assigned and (c) each such transferee or assignee assumes in writing responsibility for its portion of the obligations of such Purchaser under this Agreement.

Section 2.12 Limitation on Subsequent Registration Rights. From and after the date hereof, the Partnership shall not, without the prior written consent of the Holders of a majority of the Registrable Securities, enter into any agreement with any current or future holder of any securities of the Partnership that would allow such current or future holder to require the Partnership to include securities in any registration statement filed by the Partnership on a basis other than pari passu with, or expressly subordinate to the rights of, the Holders of Registrable Securities hereunder.

ARTICLE III

MISCELLANEOUS

Section 3.01 Communications. All notices and other communications provided for or permitted hereunder shall be made in writing by facsimile, electronic mail, courier service or personal delivery:

(a) if to a Purchaser:

To the respective address listed on Schedule A hereof

with a copy to:

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, TX 77002

Attention: Ryan Maierson

Facsimile: 713.546.5401

Email: ryan.maierson@lw.com

(b) if to a transferee of a Purchaser, to such Holder at the address provided pursuant to Section 2.11 above; and

(c) if to the Partnership:

Arc Logistics Partners LP

725 Fifth Avenue

19th Floor

New York, NY 10022

Attention: Steven Schnitzer

Facsimile: 212.993.1299

Email: sschnitzer@arcxlp.com

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with a copy to:

Vinson & Elkins L.L.P.

666 Fifth Avenue

26th Floor

New York, NY 10103

Attention: Brenda Lenahan

Facsimile: 917.849.5360

Email: blenahan@velaw.com

All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered; when sent by confirmed facsimile or electronic mail if sent during normal business hours, but if not, then on the next Business Day; and when actually received, if sent by courier service or any other means.

Section 3.02 Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.

Section 3.03 Transfers and Assignment of Rights. All or any portion of the rights and obligations of any Purchaser under this Agreement may be transferred or assigned by such Purchaser only in accordance with Section 2.11 hereof.

Section 3.04 Recapitalization, Exchanges, Etc. Affecting the Registrable Securities. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all securities of the Partnership or any successor or assign of the Partnership (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, splits, recapitalizations, pro rata distributions and the like occurring after the date of this Agreement.

Section 3.05 Aggregation of Registrable Securities. All Registrable Securities held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights and applicability of any obligations under this Agreement.

Section 3.06 Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity that such Person may have.

Section 3.07 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

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Section 3.08 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 3.09 Governing Law. THIS AGREEMENT WILL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

Section 3.10 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

Section 3.11 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by the Partnership set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

Section 3.12 Amendment. This Agreement may be amended only by means of a written amendment signed by the Partnership and the Holders of a majority of the then outstanding Registrable Securities; provided, however, that no such amendment shall materially and adversely affect the rights of any Holder hereunder without the consent of such Holder.

Section 3.13 No Presumption. If any claim is made by a party relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

Section 3.14 Obligations Limited to Parties to Agreement. Each of the parties hereto covenants, agrees and acknowledges that no Person other than the Purchasers (and their permitted transferees and assignees) and the Partnership shall have any obligation hereunder and that, notwithstanding that one or more of the Purchasers may be a corporation, partnership or limited liability company, no recourse under this Agreement or under any documents or instruments delivered in connection herewith or therewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Purchasers or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Purchasers or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of the Purchasers under this

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Agreement or any documents or instruments delivered in connection herewith or therewith or for any claim based on, in respect of or by reason of such obligation or its creation, except in each case for any transferee or assignee of a Purchaser hereunder.

Section 3.15 Independent Nature of Purchaser’s Obligations. The obligations of each Purchaser (and their permitted transferees and assignees) under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

Section 3.16 Interpretation. All references to “Articles” and “Sections” shall be deemed references to this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any determination, consent or approval is to be made or given by a Holder under this Agreement, such action shall be in such Holder’s sole discretion unless otherwise specified.

[Signature pages to follow]

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IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

ARC LOGISTICS PARTNERS LP

By:	ARC LOGISTICS GP LLC
its General Partner

By:
Name:
Title:

Signature Page to Registration Rights Agreement

[UNITHOLDER]

By:
Name:
Title:

Signature Page to Registration Rights Agreement

Schedule A – Purchaser Name; Notice and Contact Information; Opt-Out

Schedule A to Registration Rights Agreement

EXHIBIT C

Arc Logistics GP LLC

Officers’ Certificate

Pursuant to Section 2.4 of the Unit Purchase Agreement, dated as of February [19], 2015 (the “Purchase Agreement”) by and among Arc Logistics Partners LP, a Delaware limited partnership (the “Partnership”), and each of the purchasers named therein, the undersigned officers of Arc Logistics GP LLC hereby certify on behalf of the Partnership as follows (terms used but not defined herein have the meanings assigned to them in the Purchase Agreement):

(A) The Partnership has performed and complied in all material respects with the covenants and agreements contained in the Purchase Agreement that are required to be performed and complied with by the Partnership on or prior to the date hereof.

(B) The representations and warranties of the Partnership contained in the Purchase Agreement that are qualified by materiality or Partnership Material Adverse Effect are true and correct as of the date hereof and all other representations and warranties of the Partnership contained in the Purchase Agreement are true and correct in all material respects as of the date hereof, except that representations or warranties made as of a specific date are true and correct as of such date only.

[The remainder of this page is intentionally left blank.]

C-1

IN WITNESS WHEREOF, the undersigned have executed this Certificate this      day of [            ], 2015.

Vincent T. Cubbage
Chief Executive Officer

Bradley K. Oswald
Chief Financial Officer

[OFFICERS’ CERTIFICATE – SIGNATURE PAGE]

EXHIBIT D

Purchasers’

Officer’s Certificate

Pursuant to Section 2.5 of the Unit Purchase Agreement, dated as of February [19], 2015 (the “Purchase Agreement”) by and among Arc Logistics Partners LP, a Delaware limited partnership, [            ] (the “Purchaser”) and each of the other purchasers set forth therein, the undersigned hereby certifies on behalf of the Purchaser as follows (terms used but not defined herein have the meanings assigned to them in the Purchase Agreement):

(A) The Purchaser has performed and complied in all material respects with the covenants and agreements contained in the Purchase Agreement that are required to be performed and complied with by such Purchaser on or prior to the date hereof.

(B) The representations and warranties of such Purchaser contained in the Purchase Agreement that are qualified by materiality or Purchaser Material Adverse Effect are true and correct as of the date hereof and all other representations and warranties of such Purchaser contained in the Purchase Agreement are true and correct in all material respects as of the date hereof, except that representations or warranties made as of a specific date are true and correct as of such date only.

[The remainder of this page is intentionally left blank.]

D-1

IN WITNESS WHEREOF, the undersigned have executed this Certificate this      day of [            ], 2015.

[PURCHASER]

By:
Name:
Title:

[OFFICER’S CERTIFICATE – PURCHASER]